                                  EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Criticare Systems, Inc. on Form S-3 of our reports dated August 1, 1995, appearing and incorporated by reference in the Annual Report on Form 10-K of Criticare Systems, Inc. for the year ended June 30, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


/s/  Deloitte & Touche LLP

Deloitte & Touche LLP
Milwaukee, Wisconsin
February 9, 1996

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